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                                                                  Exhibit 10.27

                                                                     96/1212/RM

                                 ADDENDUM NO. 2

                      attaching to and forming part of the

                      CATASTROPHE "AWARDS MADE" EXCESS OF
                           LOSS REINSURANCE CONTRACT

                                  made between

          INTERMED INSURANCE COMPANY and/or INTERLEX INSURANCE COMPANY
                            of Springfield, Missouri
                   (hereafter referred to as the "Reassured")

                                      And

                          REINSURERS SIGNATORY HERETO
                 (hereinafter referred to as the "Reinsurers")

                     U.S. CLASSIFICATION: U.S. REINSURANCE

With effect from 1st October, 1996, the following amendments are made to this
Contract:

1.    The PREAMBLE is amended to read as follows and not as heretofore:

      This Contract is made and entered into between Intermed Insurance Company of 1903 E. Battlefield, Springfield, Missouri 65804, U.S.A. (NAIC Code 33367) and/or Interlex Insurance Company of 1903 E. Battlefield, Springfield, Missouri 65804, U.S.A. (NAIC Code 10037), (hereinafter referred to as the "Reassured") and the Reinsurers signatory hereto (hereinafter referred as the "Reinsurers"), on the following terms and conditions:

2. ARTICLE 1, BUSINESS REINSURED is amended to read as follows and not as heretofore:

                                   ARTICLE 1
BUSINESS REINSURED

      This Contract is to indemnify the Reassured for any loss or losses sustained by them in respect of their net retentions, as hereinafter provided and specified, on any contracts of Medical Practitioners' Liability policies (including Dentists' Liability policies) including all other ancillary coverages as original, and Lawyers' Professional Liability policies including all other coverages as original, issued by the Reassured, hereinafter referred to as "policies".

      However, this Contract is only to indemnify the Reassured in respect of all liability incurred as the result of that portion of the Reassured's Ultimate Net Loss relating to awards in excess of their original policy limits and/or relating to claims-related extra-contractual obligations on such business, both as more fully defined herein.


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3.    ARTICLE 3, COVER LIMIT AND RETENTION is amended to read follows and not as heretofore:

                                   ARTICLE 3

      COVER LIMIT AND RETENTION

      Section (A)

      In respect of original losses to Intermed Insurance Company with claims made dates on or after 1st October, 1993, the Reinsurers shall be liable under this Contract in respect of each and every loss occurrence, for the Reassured's Ultimate Net Loss in excess of US$250,000 Ultimate Net Loss each and every loss occurrence in excess of the Reassured's applicable reinsurance programme, subject to a limit of liability to the Reinsurers of US$5,000,000 Ultimate Net Loss each and every loss occurrence.

      The Reinsurers hereon shall have the benefit of all recoveries under all Excess of Loss Contracts effected by the Reassured, including specific treaties effected by the Reassured covering extra-contractual obligations and excess of original policy limits awards, in respect of all original losses coming within the scope of this Contract: but only to the extent of the limits of the Reassured's applicable reinsurance programmes, whether commuted, exhausted or otherwise, which for the purposes of this Contract are deemed to be in full force.

      Section (B)

      In respect of original losses to Intermed Insurance Company with claims made dates prior to 1st October, 1993, the Reinsurers shall be liable under this Contract in respect of each and every loss occurrence, for the Reassured's Ultimate Net Loss in excess of US$250,000 Ultimate Net Loss each and every loss occurrence in excess of either the Reassured's applicable reinsurance programme, or, if the applicable reinsurance programme has expired, in excess of the original policy limit issued by the Reassured, subject to a limit of liability to the Reinsurers of US$5,000,000 Ultimate Net Loss each and every loss occurrence.

      The Reinsurers hereon shall have the benefit of all recoveries under reinsurances effected by the Reassured, including specific treaties previously effected by the Reassured covering extracontractual obligations and excess of original policy limits awards, in respect of all original losses coming within the scope of this Contract; but only to the extent of the limits of the Reassured's applicable reinsurance programmes, whether commuted, exhausted or otherwise, which for the purposes of this Contract are deemed to be in full force.

      Section (C)

      In respect of original losses to Interlex Insurance Company with claims made dates on or after 1st July, 1995, the Reinsurers shall be liable under this Contract in respect of each and every loss occurrence, for the Reassured's Ultimate Net Loss in excess of US$250,000 each and every loss occurrence in excess of the Reassured's applicable reinsurance programme, subject to a limit of liability to the Reinsurers of US$5,000,000 Ultimate Net Loss each and every loss occurrence.

      The Reinsurers hereon shall have the benefit of all recoveries under all reinsurances effected by the Reassured, including specific treaties effected by the Reassured covering extracontractual obligations and excess of original policy limits awards, in respect of all original losses coming within the scope of this Contract: but only to the extent of the limits of the Reassured's applicable reinsurance programmes, whether commuted, exhausted or otherwise, which for the purposes of this Contract are deemed to be in full force.


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      The Reassured warrant that they will retain 10%, of the premium and of any loss recoverable hereunder net for their own account and unreinsured in any manner.

      The maximum recoverable under this Contract in respect of Section (A),
      (B) and (C) combined, shall not exceed $5,000,000 each and every loss occurrence.

4. Item F. of ARTICLE 4, DEFINITIONS is amended to read as follows and not as heretofore:

F. The term "Ultimate Net Loss" as used in this Contract shall mean the sum actually paid or payable by the Reassured in settlement of any liability incurred by the Reassured as a result of awards in excess of their original policy limits and/or in respect of claims-related extra-contractual obligations, both as more fully defined herein.

      The amount of the Reassured's Ultimate Net Loss shall, once an award has been made, include all further expenses and costs or appeal costs incurred by the Reassured for awards in excess of original policy limits and/or claims-related extracontractual obligations awards, net of all amounts recovered from more specific Reinsurers as provided in ARTTCLE 3, COVER LIMIT AND RETENTION.

      For the purposes hereof, the Ultimate Net Loss shall not include expenses incurred by the Reassured up to the date that an award has been made, in connection with the adjustment, settlement or compromise of any loss including expenses of litigation if any and all subrogation, salvage and recovery expenses; nor the salaries of employees and all office expenses of the Reassured.

      However, such expenses and costs may be included within, and have first priority in contributing to, either the Reassured's applicable retention of US$250,000 in respect of Sections (A), (B) and (C), where the applicable inuring reinsurances provided for pro-rata expenses and costs in addition to the limit; or the retention and the limits of the Reassured's underlying excess of loss programme as applicable and thereafter to the Reassured's applicable retention of US$250,000 in respect of Sections (A), (B) and (C) where the applicable inuring reinsurances provide for expenses and costs within the limit.

      All salvages and recoveries, including recoveries under all reinsurances which inure to the benefit of this Contract as warranted in ARTICLE 3, COVER LIMIT AND RETENTION, whether collected or not, shall first be deducted from such loss to arrive at the amount of the Reassured's Ultimate Net Loss for the purposes of this Contract.

      All salvages recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. However, nothing in the foregoing shall be construed as meaning that losses are not recoverable hereunder until the Reassured's Ultimate Net Loss has been ascertained.



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      For the purposes hereof, the Reassured's retention's and co-insurance's in their current reinsurance programme, as warranted in ARTICLE 3, COVER LIMIT AND RETENTION, shall be disregarded for the purpose of determining the Ultimate Net Loss hereunder. The Reassured shall have the benefit of underlying recoveries, if any, under all reinsurance contracts.

5.    ARTICLE 8, PREMIUM is amended to read as follows and not as heretofore:

                                   ARTICLE 8
      PREMIUM

      In consideration of the liabilities undertaken by the Reinsurers in accordance with the terms of this Contract, the Reassured shall pay the Reinsurers a premium for each Contract Year hereunder, calculated at the rate of 1.60% of the Reassured's subject matter Premium Income (being the sum of Intermed Insurance Company's Gross Net Earned Premium Income for original policies up to US$1,000,000 or so deemed, and Interlex Insurance Company's Gross Net Written Premium Income for original policies up to US$1,000,000 or so deemed, including Premium in respect of Defence Costs Allowance Rider on policy limits up to US$1,000,000) for the Contract Year under consideration, subject, however, to an annual Minimum and Deposit Premium of US$160,000 payable in four equal instalments on 1st October, 1996, 1st January, 1997, 1st April, 1997 and 1st July, 1997.

      Notwithstanding the above, the Minimum and Deposit Premium for subsequent Contract Years shall be as mutually agreed.

      Within 60 days following the end of each Contract Year, the Reassured shall report the reinsurance premium due, calculated at the rate stipulated above, but subject always to the applications of the Minimum Premium for that Contract Year. Any additional premium due in excess of the previously paid Minimum and Deposit Premium for that Contract Year shall be remitted to the Reinsurers concurrently with the report.

      The term "Gross Net Earned Premium Income" shall, for all purposes of this Contract, be understood to mean the full gross amount of the premiums charged by the Reassured to their original insureds for original policy limits of up to US$1,000,000 or so deemed as per the Reassured's Primary Excess of Loss Contracts, less cancellations and return premiums and less premiums paid for reinsurances, recoveries under which would inure to the benefit of this Contract, which is allocated by the Reassured as earned during the Contract Year under consideration.

      The term "Gross Net Written Premium Income" shall, for all purposes of this Contract, be understood to mean the full gross amount of the premiums charged by the Reassured to their original insureds for original policy limits of up to US$1,000,000 or so deemed, including Premium in respect of Defence Costs Allowance Rider on policy limits up to US$1,000,000 as per the Reassured's Primary Excess of Loss Contract, less cancellations and return premiums, and less premiums paid for reinsurances, recoveries under which would inure to the benefit of this Contract, which is allocated by the Reassured as written during the Contract Year under consideration.

6. The participations of Reinsurers shall be as shown in the attached schedule and not as heretofore.


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      IN W1TNESS WHEREOF the parties hereto have, by their duly authorised representative, executed this Addendum as follows:

      Signed in Springfield, Missouri this 8th day of October 1996

      For and on behalf of the Reassured
      INTERMED INSURANCE COMPANY


      And for the Reinsurers by means of and in accordance with the attached schedule which shall be considered to form an integral part of this Addendum.